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                                                                    Exhibit 99.8

                            TRANSFER AGENT AGREEMENT
                          SAFECO TAX-EXEMPT BOND TRUST

                                    EXHIBIT A

The Safeco Tax-Exempt Bond Trust consists of the following Series and Classes:

     1.   Safeco Municipal Bond Fund
                 Investor Class
                 Advisor Class A
                 Advisor Class B
                 Advisor Class C

     2.   Safeco California Tax-Free Income Fund
                 Investor Class
                 Advisor Class A
                 Advisor Class B
                 Advisor Class C

     3.   Safeco Intermediate-Term Municipal Bond Fund
                 Investor Class
                 Advisor Class A
                 Advisor Class B
                 Advisor Class C

As of October 1, 2003

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                            TRANSFER AGENT AGREEMENT
                          SAFECO TAX-EXEMPT BOND TRUST
                                   ALL SERIES
                                   ALL CLASSES

                                    EXHIBIT B

                                  FEE SCHEDULES

Safeco Services shall receive from each class of each series (collectively, "Fund") of the Trust an annual fee equal to $28 per account, which amount shall be calculated on a monthly basis (by averaging the number of shareholder accounts at the beginning and end of each month) and shall be billed and paid monthly. Safeco Services shall apply as a credit against the fee due from any Fund the amount of any "small account" maintenance fee charged and collected by Safeco Services from any shareholder account, as disclosed in the Fund's prospectus(es).

With respect to any omnibus account maintained by a financial intermediary which is providing shareholder services under a written sub-administration agreement with Safeco Services, the annual fee will be calculated based upon the average number of underlying individual shareholder accounts comprising the omnibus account.

Safeco Services Corporation           Safeco Tax-Exempt Bond Trust
                                             on behalf of each Series


By:      /s/ Kevin A. Rowell                   By:      /s/ Kevin A. Rowell
         -------------------                            -------------------
         Kevin A. Rowell                                Kevin A. Rowell
         President                                      President

Attest:  /s/ David H. Longhurst                Attest:  /s/ David H. Longhurst
         ----------------------                         -----------------------
         David H. Longhurst                             David H. Longhurst
         Secretary                                      Secretary



As of September 1, 2003